Exhibit 10(nnn)

SEVENTH AMENDMENT TO THE
NORTH VALLEY BANCORP 401(K) PLAN

This Seventh Amendment (Amendment) to the North Valley Bancorp 401(k) Plan (Plan) is hereby adopted by North Valley Bancorp (Employer).

RECITAL

A.	Effective as of January 1, 1984, the Employer adopted the Plan.

B.	Effective January 1, 1994, the Plan was restated in its entirety and was subsequently restated in its entirety on February 20, 1997.

OPERATIVE PROVISION

In accordance with the foregoing recitals, the Employer hereby amends the Plan:

1.	Plan section 4.03.A is amended in its entirety effective February 14, 2009, to read as follows:

A.	Employer Contributions—Matching Contributions.

Each payroll period, the Employer shall contribute to each eligible Participant’s account an amount equal to twenty-five percent (25%) of the Participant’s Elective Deferrals. The maximum amount of Elective Deferrals for which such Matching Contributions will be made is four percent (4%) of Compensation which means that the maximum Matching Contribution will be one percent (1%) of Compensation.

2.	In all other respects, the Plan is hereby ratified, approved and confirmed.

IN WITNESS WHEREOF, the Employer has executed and adopted this Amendment on this 14th day of February, 2009.

EMPLOYER:

NORTH VALLEY BANCORP
A California corporation

By: /s/ MICHAEL J. CUSHMAN
Michael J. Cushman, President/CEO